UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2005

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

Executive Bonus Plan

The following is a description of the Company’s Executive Bonus Plan (the "Bonus Plan") provided pursuant to Paragraph 10(iii)(B) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

The amendments to the Bonus Plan, which are effective for the fiscal year beginning February 1, 2004 and will remain in effect for fiscal years thereafter as may be amended, were approved by the Compensation Committee during the 2004 fiscal year and were ratified by the Board of Directors on March 24, 2005. The purpose of the Bonus Plan is to promote the interests of the Company and its stockholders by providing key employees with financial rewards based upon achievement of specified business objectives, as well as to attract and retain key employees by providing compensation opportunities linked to performance results.

The five most-highly-compensated executive officers including the Chief Executive Officer ("CEO") and other members of senior management, are eligible to participate in the Bonus Plan. Bonuses payable under the Bonus Plan are determined by the independent members of the Board of Directors upon the recommendation of the Compensation Committee with respect to the CEO and by the Compensation Committee with respect to all other eligible participants.

Bonuses payable to eligible participants are based on a formula that takes into account (1) annual growth in Earnings Before Depreciation, Amortization and Deferred Taxes and Total Return (defined as the change in net asset value, an internal measure, plus/minus cash used/generated for the period) above a specified threshold and (2) performance against individual goals, which are set at the beginning of each fiscal year. Different bonus levels as a percentage of base salary are established depending on the individual’s position within the Company. Bonuses are capped at a certain percentage of the individual’s base salary.

Payment of bonuses (if any) is typically made in the first quarter of each fiscal year. Bonuses typically will be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

The Executive Bonus Plan is included as Exhibit 10.1 attached hereto and are incorporated by reference.

Independent Director Compensation Program

On March 24, 2005, the Company’s Board of Directors revised its independent director compensation program authorizing the following changes to the independent director compensation effective as of March 2005:

• the independent/non-employee directors shall receive additional compensation in the form of an annual stock option grant of approximately 5,500 shares;
• the independent/non-employee directors shall be entitled to receive $1,500 per day for each day on which they attend "extraordinary meetings" or perform "extraordinary services" in their capacity as members of a Board committee, in each case as determined to be extraordinary and approved for payment by the applicable Board committee following submission of a request for payment by the independent director; compensation for such extraordinary meetings and services, together with compensation for Board and committee meeting attendance, shall not exceed $80,000 per year; and
• the independent/non-employee directors shall continue to receive the Board meeting attendance fee of $1,500 for each meeting actually attended.

The Board approved the independent director stock ownership policy, in which the independent directors shall have up to five years to acquire the greater of (i) 3,000 shares of Company stock or (ii) the number of shares equal to $160,000, which is four-times their current retainer fee of $40,000; these shares may be acquired in the form of exercised and held stock options, vested and held restricted stock or units, or phantom stock held under the Company's Deferred Compensation Plan for Nonemployee Directors.

The Board of Director Compensation Policy for independent directors is included as Exhibit 10.2 attached hereto and are incorporated by reference.

2005 Deferred Compensation Plan For Executives and 2005 Deferred Compensation Plan For Nonemployee Directors

On March 24, 2005, the Company’s Board of Directors adopted new deferred compensation plans for executives and nonemployee directors, the 2005 Deferred Compensation Plan for Executives and the 2005 Deferred Compensation Plan for Nonemployee Directors (the "2005 Plans"), in order to comply with new rules of the Internal Revenue Code (the "Code") Section 409A.

The Board adopted the new 2005 Plans to receive deferrals of compensation earned after 2004 and to administer these deferrals in compliance with Code Section 409A. The Company's prior deferred compensation plans remain in place for amounts deferred in years prior to 2005 but are closed to new deferrals.

The following is a description of the material terms of the 2005 Plans:
• Participants file initial deferral elections with the Compensation Committee that specify the amount of compensation being deferred as well as the time(s) and form of payment elected by the participants to have their deferred compensation paid.
• Distribution of a participant’s deferred compensation is generally permitted to commence only upon (i) the date of the participant’s separation from service (or six months later with respect to those participants who are considered to be "key employees" under Code Section 409A) or (ii) a specified date which may be prior to or after the participant’s separation from service.
• Distributions of a participant’s account may also occur upon the occurrence of an "unforeseeable emergency" as defined for purposes of Code Section 409A.
• Participants can elect to take payment of their accounts in the form of either (i) a single, lump sum payment or (ii) approximately equal annual installment payments over a certain specified period, not to exceed five years.
• Irrespective of the form of payment elected on a deferral election by a participant, if at any time following the participant’s separation from service his or her account balance does not exceed $10,000 (or another amount permitted under Code Section 409A), the participant’s account will automatically be paid out in a single, lump-sum payment as soon as practicable after the separation from service (or six months later with respect to those participant who are considered to be "key employees" under Code Section 409A).
• Participants may make subsequent elections to change the time of the commencement of payment of their accounts or the form of payment of their accounts, or both, if all of the following requirements are met: (i) the subsequent election cannot take effect for at least 12 months after the date the election is made; (ii) with respect to subsequent deferral elections related to distributions of deferred compensation other than those commencing upon the participant’s death or unforeseeable emergency, the first distribution under the subsequent election cannot commence any earlier than 5 years from the date the distribution would have been made under the prior deferral election; and (iii) with respect to subsequent deferral elections related to a distribution to be made at a specified time or pursuant to a fixed schedule, the distribution must be made not less than 12 months prior to the date of the first scheduled payment under the prior deferral election.

The foregoing description of the 2005 Plans is qualified in its entirety by reference to the full text of the 2005 Plans, copies of which have been filed as Exhibits 10.3 and 10.4 hereto and are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Exhibits

The following exhibits are filed herewith.

Exhibit No. Description

10.1 Forest City Enterprises, Inc. Executive Bonus Plan
10.2 Forest City Enterprises, Inc. Board of Directors Compensation Policy
10.3 Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Executives
10.4 Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

March 30, 2005	By:	Thomas G. Smith

Name: Thomas G. Smith
Title: Executive Vice President, Chief Financial Officer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Forest City Enterprises, Inc. Executive Bonus Plan
10.2	Forest City Enterprises, Inc. Board of Directors Compensation Policy
10.3	Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Executives
10.4	Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors